UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Section 240.14a-12

Neogen Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Celebrating 40 Years

PROXY STATEMENT

Message from President & CEO To Our Shareholders:

September 13, 2024

You are cordially invited to attend the 2024 Annual Meeting of Shareholders of Neogen Corporation on Thursday, October 24, 2024, at 10:00 a.m. Eastern Time. The 2024 Annual Meeting of Shareholders will be a completely virtual meeting conducted via webcast. Our goal for the Annual Meeting is to enable the broadest number of shareholders to participate in the meeting, while providing substantially the same access and exchange with the Board and management as an in-person meeting. You will be able to participate in the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NEOG2024.

The Annual Meeting will feature a report on Neogen’s business activities, voting on the election of directors and other important proposals.

We are providing proxy materials to our shareholders primarily through the internet. We are using this process to facilitate our shareholders’ receipt of proxy materials in an expedited manner and to lower the costs of conducting our Annual Meeting. On or about September 13, 2024, we mailed to our shareholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the information contained in this Proxy Statement and the Annual Report, and it provides you with information on voting. The proxy materials available online include our 2024 Proxy Statement and our Annual Report for our fiscal year ended May 31, 2024.

It is important that your shares are represented at the Annual Meeting, regardless of how many shares you own. Whether or not you plan to attend the Annual Meeting virtually, please vote your shares as soon as possible using one of the methods listed in the Notice of Proxy Statement.

We appreciate your continued confidence in Neogen and look forward to your participation in our virtual Annual Meeting.

Sincerely,

John E. Adent

President & Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting virtually,

PLEASE VOTE YOUR SHARES PROMPTLY.

Notice of 2024 Annual Meeting of Shareholders of Neogen Corporation

You are cordially invited to attend the Annual Meeting of Shareholders of Neogen Corporation on Thursday, October 24, 2024, at 10:00 a.m. Eastern Time. The 2024 Annual Meeting of Shareholders will be a completely virtual meeting conducted via webcast. You will be able to participate in the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NEOG2024.

When:	Thursday October 24, 2024, at 10:00 Eastern Time

Where:	Webcast at www.virtualshareholdermeeting.com/NEOG2024

Items of Business:	1. The election of three Class I directors, each to serve for a three-year term or until his or her successor has been duly elected and qualified;

2. To approve, on an advisory basis, the compensation of our named executive officers;

3. To ratify the appointment of BDO USA P.C. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2025; and

4. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who can vote:	Holders of shares of Neogen common stock at the close of business on the record date of August 27, 2024, are entitled to notice of, and to vote at, the meeting.

How to Vote:	Your vote is important! Please vote your shares by following the instructions you received in your Notice of Internet Availability of Proxy Materials.

	Via the internet, by visiting www.proxyvote.com.	By telephone, by calling the number on your proxy card, voting instruction form or notice.

	By mail, by marking, signing, dating and mailing your proxy card. No postage is required if mailed in the United States.	By voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting. com/NEOG2023.

Please vote your shares promptly, even if you plan to attend the Annual Meeting. Any shareholder attending the Annual Meeting may vote virtually, even if he or she previously returned a proxy.

Attending the Meeting:

The Company has designed the format of the Annual Meeting to provide shareholders with similar rights and opportunities to participate that they would have at an in-person meeting. Shareholders holding shares at the close of business on the record date may attend the Annual Meeting. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/NEOG2024. To participate in the meeting, you must have the 16-digit control number that is shown on your proxy card. A list of shareholders of record will also be available during the Annual Meeting on the meeting website.

Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the internet this year. Shareholders of record have been mailed a Notice of Internet Availability of Proxy Materials on or around September 13, 2024, which provides them with instructions on how to vote and how to electronically access the proxy materials on the internet. It also provides them with instructions on how to request paper copies of these materials, should they so desire.

Amy M. Rocklin Corporate Secretary

September 13, 2024

Neogen Corporation

620 Lesher Place

Lansing, MI 48912

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

October 24, 2024

General Information

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

October 24, 2024

General Information

We are providing this proxy statement to the shareholders of Neogen Corporation (“Neogen”, the “Company”, “we”, “us”, “our”) in connection with the solicitation of proxies by the Board of Directors of Neogen (the “Board”) for use at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Neogen Corporation to be held on Thursday, October 24, 2024, at 10:00 a.m., Eastern Time, and at any adjournment of the meeting. The Annual Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/NEOG2024.

Similar to recent years, our 2024 Annual Meeting is being held on a virtual-only basis with no physical location. Our goal for the Annual Meeting is to enable the broadest number of shareholders to participate in the meeting, while providing substantially the same access and exchange with the Board and management as an in-person meeting. We believe that we are observing best practices for virtual shareholder meetings, including providing a support line for technical assistance and addressing as many shareholder questions as time allows.

Our principal executive offices are located at 620 Lesher Place, Lansing, Michigan 48912. Our telephone number is 517-372-9200. These proxy materials were furnished to shareholders on September 13, 2024.

There are three proposals scheduled to be voted on at the Annual Meeting:

•
Proposal to elect three Class I directors to the Board, each to serve for a three-year term or until his or her successor has been duly qualified and elected;
•
Proposal to approve, on an advisory basis, the compensation of our named executive officers; and
•
Proposal to ratify the appointment of BDO USA P.C. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2025.

Electronic Delivery of Proxy Materials

Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of the Proxy Statement and Annual Report. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders.

On or about September 13, 2024, we mailed to our shareholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the information contained in this Proxy Statement and the Annual Report, and it provides you with information on voting.

If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a paper copy of our proxy materials, follow the instructions contained in the Notice of Internet Availability of Proxy Materials about how you may request to receive your materials in printed form on a one-time or ongoing basis.

Neogen Corporation | 2024 Proxy Statement	1

General Information

Voting and Solicitation

All shares represented by a properly executed proxy will be voted unless the proxy is revoked. If a choice is specified, it will be voted in accordance with that specification. If no choice is specified, the proxy holders will vote the shares in accordance with the recommendations of the Board, stated below. With respect to any matter not set forth on the proxy card that properly comes before the Annual Meeting, the proxy holders named in the proxy card will vote as the Board recommends or, if the Board makes no recommendation, at the Board’s discretion.

In summary, the Board recommends that you vote:

•
FOR the election of each of the nominees for directors to the Board;
•
FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
•
FOR ratification of the appointment of BDO USA P.C. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2025.

All shareholders at the close of business on August 27, 2024, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On August 27, 2024, there were 216,698,138 shares of the Company’s common stock outstanding. For each proposal, each shareholder is entitled to one vote for each share of the Company’s common stock owned on the record date for the Annual Meeting.

If you are a shareholder of record, you may vote your shares in one of the following ways:

1.
Via the internet, by visiting www.proxyvote.com. You may do this at your convenience, 24 hours a day, 7 days a week. You will need to have your proxy card or Notice of Internet Availability of Proxy Materials in hand. The deadline for Internet voting is 11:59 p.m., Eastern Time, October 23, 2024.
2.
By telephone, by calling the number on your proxy card, voting instruction form, or notice. You may do this at your convenience, 24 hours a day, 7 days a week. You will need to have your proxy card or Notice of Internet Availability of Proxy Materials in hand. The deadline for voting by phone is 11:59 p.m., Eastern Time, October 23, 2024.
3.
By mail, by marking, signing, dating and mailing your proxy card. No postage is required if mailed in the United States.
4.
By voting electronically during the Virtual Annual Meeting at www.virtualshareholdermeeting.com/NEOG2024.

If your shares are registered in the name of your broker, bank, or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice or proxy card and voting instructions with these proxy materials from that organization rather than directly from the Company. Follow the instructions provided by your broker, bank, or other agent to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information or you otherwise have questions about how to vote your shares held in “street name,” please contact your broker, bank, or other agent.

A broker non-vote occurs when a shareholder holds his or her stock through a broker and the broker does not vote those shares. This usually occurs because the broker has not received timely voting instructions from the shareholder and the broker does not have discretionary voting power for the particular item upon which the vote is taken. Under applicable law and the listing rules of the Nasdaq Global Select Market (“Nasdaq”), brokers have the discretion to vote on routine matters, such as the ratification of the appointment of the Company’s independent auditors. We believe the other proposals may not be considered routine matters under applicable Nasdaq rules.

It is important that you instruct your broker how to vote shares held by you in street name using the voting instruction form provided by your broker. Your broker should vote your shares as you direct if you provide timely instructions on how to vote by following the instructions provided to you by your broker.

Neogen Corporation | 2024 Proxy Statement	2

General Information

Revocation of Proxies; Changing of Voting Instructions

Any proxy given pursuant to this solicitation can be revoked by the person giving it at any time before its exercise by the filing of a written notice of revocation with our Corporate Secretary, by delivering to our Corporate Secretary a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting virtually. If you are a beneficial owner of shares held in street name, you can submit new voting instructions by contacting your brokerage firm, bank, or other holder of record.

Participation in the Annual Meeting

To participate in the Annual Meeting, you will need to provide the 16-digit control number included on your proxy card or that you received from your broker, bank, or other agent. If you do wish to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/NEOG2024 at least 15 minutes prior to the start of the Annual Meeting to provide time to register, download the required software, if necessary, and test your Internet connectivity. The webcast replay will be available at www.virtualshareholdermeeting.com/NEOG2024 until the 2025 Annual Meeting of Shareholders. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.

We are committed to ensuring that our shareholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. Each year at the Annual Meeting, we hold a question-and-answer session following the formal business portion of the meeting, during which shareholders can submit questions to us. We anticipate having such a question-and-answer session at the 2024 Annual Meeting. You can submit a question beginning 15 minutes prior to the start of the Annual Meeting and up until the time we indicate that the question-and-answer session is concluded. However, we encourage you to submit your questions before or during the formal business portion of the meeting and our prepared statements, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner.

In order to submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the proxy card that you received in the mail or that you received from your broker, bank, or other agent. Once you have logged on to the webcast at www.virtualshareholdermeeting.com/NEOG2024, type your question in the “ask a question” box and click “submit.” You can log in 15 minutes before the start of the Annual Meeting and submit questions online. We encourage you to submit any question that is relevant to the business of the meeting. Questions will be read and addressed during the Annual Meeting, as time permits.

We have provided a toll-free technical support “help line” that can be accessed by any shareholder who is having challenges logging into or participating in the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the virtual Annual Meeting login page.

Quorum; Required Vote

A majority of the outstanding shares entitled to vote, in attendance virtually or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will count for purposes of determining whether or not a quorum is present.

The vote required, including the effect of broker non-votes and abstentions, for each of the matters presented for shareholder vote, is as follows:

•
Election of Directors. A plurality of the votes cast is required to elect nominees to the Board. This means that the nominees who receive the most votes will be elected to the open Board positions. In counting votes on the election of the nominees, abstentions, and broker non-votes will not be counted as votes cast, so will not have any effect on the election of directors. In accordance with the Company’s Corporate Governance Guidelines, in an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee who currently serves on the Board and who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation to the Board for consideration in accordance with the procedures described below, following certification of the shareholder vote.

Neogen Corporation | 2024 Proxy Statement	3

General Information

In such case, the Governance Committee of the Board (the “Governance Committee”) would consider promptly the resignation offer and recommend to the Board action with respect to the tendered resignation, which could include accepting the resignation, rejecting the resignation but addressing the underlying cause of the “withheld” votes, determining not to re-nominate the director in the future, or any other action the Governance Committee deems to be appropriate and in the best interests of the Company.

In considering what action to recommend with respect to the tendered resignation, the Governance Committee would take into account all factors deemed relevant by members of the Governance Committee including, without limitation, any stated reasons why shareholders “withheld” votes for the re-election of such director, the length of service and qualifications of the director whose resignation has been tendered, the overall composition of the Board, the director’s contributions to the Company, the mix of skills and backgrounds on the Board, whether accepting the tendered resignation would cause the Company to fail to meet any applicable requirements of the Securities and Exchange Commission (the “SEC”) or Nasdaq, and the Company’s Corporate Governance Guidelines. The Board would act on the Governance Committee’s recommendation no later than 90 days following certification of the shareholder vote. In considering the Governance Committee’s recommendation, the Board would consider the factors and possible actions considered by the Governance Committee and such additional information, factors, and possible actions as the Board believes to be relevant or appropriate. To the extent that one or more directors’ resignations are accepted by the Board, the Governance Committee would recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

•
Say-on-Pay. The proposal to approve, on an advisory basis, the compensation of our named executive officers will be approved if a majority of the votes cast at the meeting are voted in favor of such proposal. Abstentions and broker non-votes will not be counted as votes cast so will not have any effect on the outcome of this proposal. As discussed under Proposal 2 below, the say-on-pay vote is advisory in nature and is not binding on the Company.
•
Ratification of Auditor. The proposal to ratify the appointment of BDO USA P.C. as the independent registered public accounting firm for the 2025 fiscal year will be approved if a majority of the votes cast at the meeting are voted in favor of such proposal. In counting votes on the election of the nominees, abstentions and broker non-votes will not be counted as votes cast so will not have any effect on the election of directors; however, brokers have discretionary authority to vote on this proposal, which we expect will reduce the number of broker non-votes.

Solicitation of Proxies

The Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by the Company. The Company will reimburse brokers, banks or other agents for reasonable expenses that they incur in sending the proxy materials to you if a broker, bank, or other agent holds shares of our common stock on your behalf. In addition, the Company’s directors and employees also can solicit proxies in person, online, by telephone, or by other means of communication. Such directors and employees will not be paid any additional compensation for soliciting proxies.

Neogen Corporation | 2024 Proxy Statement	4

Proposal 1: Election of Directors

Proposals For Shareholder Action

Proposal 1: Election of Directors

The Company’s Articles of Incorporation and Bylaws provide that the Company will have at least five and no more than 11 directors, with the exact number to be determined by the Board. The Board currently has nine directors. The directors are classified into three classes to serve for the terms set forth next to their names or until their successors have been duly qualified and elected.

Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. Each of the three nominees for director this year currently is a director of the Company. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board has no reason to believe that the nominees named will become unavailable for re-election or be unable to serve if elected. Any vacancy occurring on the Board for any reason may be filled by vote of a majority of the directors then in office for the full term of the class in which the vacancy occurs.

Nominees	Expiration of Proposed Term

Class I:
James C. Borel	2027
Jeffrey D. Capello	2027
Ronald D. Green, Ph.D.	2027

Directors continuing in office	Expiration of Term

Class II:
John E. Adent	2025
William T. Boehm, Ph.D.	2025
James P. Tobin	2025

Class III:
Aashima Gupta	2026
Raphael A. Rodriguez	2026
Catherine E. Woteki, Ph.D.	2026

The following table sets forth the names, ages as of September 13, 2024, membership on Board committees and certain other information for each of the members of our Board with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our Board:

Name of Director	Age	Position	Director Since

John. E Adent	56	CEO, Director	2018
William T. Boehm, Ph.D. (1) (3*)	77	Director	2011
James C. Borel (3) (4)	68	Board Chair	2016
Jeffrey D. Capello (1) (3)	59	Director	2022
Ronald D. Green, Ph.D. (2*) (4)	63	Director	2014
Aashima Gupta (2) (4)	53	Director	2022
Raphael A. Rodriguez (1) (2)	56	Director	2020
James P. Tobin (3) (4*)	68	Director	2016
Catherine E. Woteki, Ph.D. (1*) (2)	76	Director	2020

(1)
Member, Compensation Committee
(2)
Member, Science, Technology & Innovation Committee
(3)
Member, Audit Committee
(4)
Member, Governance Committee

* - Denotes Committee Chair

Neogen Corporation | 2024 Proxy Statement	5

Proposal 1: Election of Directors

The table below provides information related to the composition of our Board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of September 13, 2024)

Total Number of Directors	9

Part I:
Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender

Directors	2	7	—	—

Part II:
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

To see our Board Diversity Matrix as of September 18, 2023, please see our proxy statement filed with the SEC on September 18, 2023.

Business Experience of Nominees and Directors

The following is a brief summary of the business experience for at least the past five years of each of the nominees and for the other current members of the Board.

Nominees for the Board of Directors:

James C. Borel
	Director Since 2016	Age 68

Committee Memberships: • Audit • Governance Skills & Experience that Bring Value to Our Board • Food and Agriculture Industries • Executive Leadership • Governance • Sustainability • International • Finance

Biographical Information

James C. “Jim” Borel retired in 2016 from DuPont, where he was the Executive Vice President. There, he was responsible for the company’s agriculture and food ingredients businesses, as well as the corporate functions of sustainability and government affairs.

Mr. Borel is a member of the boards of directors of Eat Just, Inc. and Advanced BioNutrition, as well as the Iowa State University Foundation and Alpha Gamma Rho. He is also a National Association of Corporate Directors Board Leadership Fellow.

His more than 40 years of knowledge in the food and agricultural industries, coupled with his extensive

Neogen Corporation | 2024 Proxy Statement	6

Proposal 1: Election of Directors

international experience, bring significant value to the Board.

Jeffrey D. Capello
	Director Since 2022	Age 59

Committee Memberships:

•
Compensation
•
Audit

Skills & Experience that Bring Value to Our Board

•
Financial Expertise
•
Executive Leadership
•
Mergers and Acquisitions

Biographical Information

Jeffrey D. Capello is a senior finance executive with over 30 years of experience helping companies create significant value for their shareholders.

Currently, Mr. Capello is a Managing Partner at Monomoy Advisors, a financial advisory firm that provides counsel to senior leadership on shareholder value-creation strategies.

Mr. Capello also served as the Chief Financial Officer for a number of publicly held and private equity-backed companies, including PerkinElmer, Boston Scientific, Ortho Clinical Diagnostic, Beacon Health Options, and Biogen.

Mr. Capello serves on the board of directors and is the Audit Committee Chair at Agios Pharmaceuticals and has served on the board of directors for several early-stage, publicly held biotechnology companies as Audit Committee Chair, including Sirtris, OvaScience, and Flex Pharma.

Mr. Capello was selected by 3M to be appointed to the Board in connection with and pursuant to the terms of the Company's acquisition of the food service division (FSD) of 3M in September 2022. His business and financial experience provides significant value to the Board.

Ronald D. Green, Ph.D.
	Director Since 2014	Age 63

Committee Memberships:

•
Governance
•
Science, Technology and Innovation

Skills & Experience that Bring Value to Our Board

•
Genomics and Technology Industries
•
Research and Development
•
Executive Leadership

Biographical Information

Ronald D. Green, Ph.D., is Chancellor Emeritus of the University of Nebraska-Lincoln (UNL), the state’s flagship land-grant university, and brings over 40 years of research and development, education, and innovation leadership experience in the agricultural and food sciences to the board. His transformational leadership experience in managing the $1.3B annual budget and 6,500-employee team, coupled with his diverse, proven, and sustained executive leadership across government and private industry, brings strategic and unique insight to Neogen.

Prior to being named chancellor, Dr. Green was the Harlan Vice Chancellor of the Institute of Agriculture and Natural Resources, jointly serving as the Vice President for Agriculture and Natural Resources of the University of Nebraska system.

Before his return to UNL, Dr. Green served as the Senior Global Director of Technical Services at Pfizer Animal Health’s animal genomics business and was on the faculties at Texas Tech University and Colorado University. He was the national program leader for animal production research for USDA’s Agricultural Research Service and executive secretary of the White House’s interagency working group on animal genomics within the National Science and Technology Council.

Dr. Green is a fellow and past president of the American Society of Animal Science and the National Block and Bridle Club, and he has served in a number of leadership positions for the U.S. Beef Improvement Federation, National Cattlemen’s Beef Association, National Pork Board, Federated Animal Science Societies, and the National Research Council. Dr. Green was also named an ASAS fellow in 2014.

Neogen Corporation | 2024 Proxy Statement	7

Proposal 1: Election of Directors

Widely published as an internationally leading authority in the field of animal genetics and genomics, Dr. Green has been recognized by major global scientific and industry societies with their highest honors for his research, education, and commercialization accomplishments.

His experience in genomics and animal production research brings great value and insight to the Board.

Each nominee has consented to be listed in this proxy statement and agreed to serve as a director if elected by the shareholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the Annual Meeting, which we do not anticipate, then the Board may designate a new nominee. In that case, the persons named as proxies in the attached proxy card will vote shares for that substitute nominee (unless the proxies were previously instructed to withhold votes for the nominee who has become unable or unwilling to serve). Alternatively, the Board may reduce the size of the Board.

The Board of Directors recommends a vote “FOR” the above nominees.

Neogen Corporation | 2024 Proxy Statement	8

Proposal 1: Election of Directors

Other current members of the Board:

John E. Adent
	Director Since 2018	Age 56

Skills & Experience that Bring Value to Our Board

•
Food and Animal Industries
•
Executive Leadership
•
International
•
Finance
•
Mergers and Acquisitions

Biographical Information

John E. Adent joined the Company as Chief Executive Officer (CEO) in July 2017 and was named President on September 22, 2017.

Mr. Adent has extensive experience in international food and animal safety, previously serving as President and Chief Executive Officer of Animal Health International, Inc., formerly known as Lextron, Inc.

Mr. Adent began his career at Ralston Purina Company, developing animal feed manufacturing and sales operations in China and the Philippines. He also served Ralston Purina’s European division in Spain and Hungary when Ralston Purina spun off that business into an independent public company named Agribrands, Inc.

As the only member of the Company’s management to serve on the Board, Mr. Adent contributes a deep and valuable understanding of Neogen’s vision and day-to-day operations. This contribution is further fortified by Mr. Adent’s 20 years of experience as Chief Executive Officer, growing companies and developing teams on five continents and in over 40 countries.

This experience enables Mr. Adent to provide strategic leadership skills, financial acumen, and expertise that are invaluable to the Board.

Dr. William T. Boehm
	Director Since 2011	Age 77

Neogen Corporation | 2024 Proxy Statement	9

Proposal 1: Election of Directors

Committee Memberships:

•
Compensation
•
Audit

Skills & Experience that Bring Value to Our Board

•
Food and Agriculture Industries
•
Logistics, Global Sourcing, Operations, and Food Manufacturing
•
Executive Leadership
•
Regulatory
•
Finance

Biographical Information

William T. Boehm, Ph.D., is a retired Senior Vice President and Officer of The Kroger Co., one of the world’s largest retailers, with annual sales exceeding $150B.

Boehm’s 27-year tenure with Kroger included senior executive positions in Financial Planning, Procurement, Logistics, and Food Manufacturing. While President of Kroger’s Food Manufacturing Division, he oversaw the company’s food safety and technology function. Dr. Boehm also played key roles in the planning and implementation of several significant mergers and acquisitions while with Kroger.

Prior to his time at Kroger, he served as an Assistant Professor of Agricultural Economics at Virginia Tech and led the Food Economics Research function at USDA. He was also the Senior Staff Economist for Food and Farm Policy at the President’s Council of Economic Advisers during two U.S. president administrations (Carter and Reagan).

Since retiring in 2008, Dr. Boehm has served as a consultant to firms and organizations in the food industry.

He currently serves on the boards of Oh Snap! Pickling, where he chairs the Audit Committee, as well as the Educational Foundation of Alpha Gamma Rho.

He has served on the boards of GLK Foods, Greatwide Logistics, and Curious Plot. His not-for-profit involvement has included board memberships at Farm Foundation, American Farmland Trust, and University of Wisconsin – River Falls Foundation.

Dr. Boehm has published a number of professional papers, and he co-authored a widely adopted agricultural and food policy textbook. He remains active in professional associations and academia.

Dr. Boehm’s expertise in the food and agriculture fields coupled with his financial acumen make him an invaluable member of the Board.

James P. Tobin
	Director Since 2016	Age 68

Neogen Corporation | 2024 Proxy Statement	10

Proposal 1: Election of Directors

Committee Memberships:

•
Audit
•
Governance

Skills & Experience that Bring Value to Our Board

•
Food and Agriculture Industries
•
Research and Development
•
Executive Leadership
•
Business Development

Biographical Information

During his 31-year career at Monsanto Co., James P. Tobin led the development of new business approaches that drove the launch of innovative biotech traits delivered through seed. Mr. Tobin spearheaded licensing these traits to seed companies, as well as acquiring and integrating several industry-leading companies into Monsanto.

Prior to his retirement in 2014, he served as Vice President of Industry Affairs, leading Monsanto’s Grower Advisory Council. This council brought together the CEOs and elected farmer leaders from 10 U.S. grower organizations in order to garner valuable feedback for the company.

His leadership experience includes serving as Chair of the American Seed Trade Association and serving on the board of the U.S. Grains Council, working to expand U.S. farm exports.

Mr. Tobin has supported youth development in agriculture, serving on the Missouri and National 4-H Foundations, and he chaired the FarmHouse Foundation. Currently, he is a member of the Farm Foundation Roundtable, serves as a Governor of the Iowa State University Foundation, and is a managing director for the Yield Lab II, a startup incubator focused on agricultural innovation.

Mr. Tobin brings prior public board experience, extensive knowledge of the agricultural industry, and insight into the challenges and opportunities that come with introducing new technologies that are invaluable to the Board.

Neogen Corporation | 2024 Proxy Statement	11

Proposal 1: Election of Directors

Aashima Gupta
	Director Since 2022	Age 53

Committee Memberships:

•
Governance
•
Science, Technology and Innovation

Skills & Experience that Bring Value to Our Board

•
Digital, Healthcare, and AI Industries
•
Innovation and Emerging Technology
•
International
•
Executive Leadership

Biographical Information

Aashima Gupta has over 25 years of experience in driving business growth, differentiation, and improvement through technology transformation. Currently, Ms. Gupta serves as Global Director for the healthcare vertical at Google Cloud, where she leads the GenAI strategy across Providers and Payers, navigating the dynamic intersection of industry needs and new technologies.

Prior to joining Google, Ms. Gupta worked in technology development across a number of organizations, including NIIT, Fidelity Investments, J.P. Morgan Chase, Apigee, and Kaiser Permanente.

Ms. Gupta brings expertise in executive management, technology and business strategy development, international expansion, data, analytics, cloud, and AI. Her experience spans relevant market segments, technologies, geographies, and business functions. In addition to her strong technical and leadership skills, she holds two patents in computer applications.

Ms. Gupta also serves on the board of directors for Molnlycke, GRAIL, and HIMSS NA, and she has been recognized as one of the "Most Influential Women in Healthcare IT" by HIMSS.

Ms. Gupta was selected by 3M to be appointed to the Board in connection with and pursuant to the terms of the Company's acquisition of the food service division (FSD) of 3M in September 2022. Her years of board and advisory roles in the healthcare industry further contribute to her valuable board-level experience.

Raphael A. Rodriguez
	Director Since 2020	Age 56

Committee Memberships:

•
Compensation
•
Science, Technology and Innovation

Skills & Experience that Bring Value to Our Board

•
Digital and AI Industries
•
Innovation and Emerging Technology
•
Startups
•
Research and Development
•
Executive Leadership

Biographical Information

Raphael A. “Ralph” Rodriguez has over 25 years of experience in both early-stage, venture-backed companies and large, publicly held companies. He currently serves as President, Chief Product Officer, and a member of the board of directors of Daon, Inc., an international biometric and identity assurance software company.

Mr. Rodriguez worked with Summit’s technology team to identify new investment opportunities within growth-stage technology. His extensive background includes leadership roles in the technology, identity verification, and biometrics fields, with significant contributions to applied identity intelligence at Facebook, as well as founding multiple successful technology companies.

Prior to his role at Summit, Mr. Rodriguez was a research scientist at Facebook, where he led Applied Identity and Intelligence. In 2015, he co-founded and served as CTO of Confirm.io, an ID authentication company that Facebook acquired in March 2018. Prior to Confirm.io, Mr. Rodriguez was an executive with a number of notable technology companies and the founder of several other technology companies.

As the longest-serving Fellow at the Massachusetts Institute of Technology, Mr. Rodriguez pioneered research in AI, biometrics, cloud, mobile, neural science, and security technologies. His co-authorship of SANS Institute publications on Windows NT Security

Neogen Corporation | 2024 Proxy Statement	12

Proposal 1: Election of Directors

Prior to this role, he was Executive-in-Residence for three years at Summit Partners, a global private equity firm.

and Computer Incident Handling further showcases his expertise. Mr. Rodriguez holds 20 U.S. patents and 17 U.S. and international patent applications, underscoring his innovative contributions to the technology industry.

Additionally, his service on the board of Strategic Cyber Ventures, combined with his military experience as a U.S. Army veteran of the Persian Gulf War and recognition as Soldier of the Year, contribute to his strategic leadership skills and discipline, making him an invaluable asset to the Board.

Dr. Catherine E. Woteki
	Director Since 2020	Age 76

Committee Memberships:

•
Compensation
•
Science, Technology and Innovation

Skills & Experience that Bring Value to Our Board

•
Food and Agriculture Industries
•
Regulatory
•
Research and Development

Biographical Information

Catherine E. Woteki, Ph.D., brings extensive experience in leading change in government, business, and academia and a deep understanding of U.S. and international food and agricultural regulatory policies and processes. She currently serves as an advisor to President Biden as a member of the President’s Council of Advisors on Science and Technology and holds appointments as a professor in the Department of Food Science and Human Nutrition at Iowa State University. She is also a distinguished visiting institute professor at the University of Virginia’s Biocomplexity Institute.

Dr. Woteki served as Chief Scientist and Under Secretary for USDA’s Research, Education, and Economics (REE) mission area for six years. Prior to joining USDA, she served as Global Director of Scientific and Regulatory Affairs for Mars, Inc., where she managed the company’s regulatory policy on matters of health, nutrition, and food safety, and as the Dean of Agriculture and head of the Agricultural Experiment Station at Iowa State University.

She also served as the first Under Secretary for Food Safety at the USDA, where she oversaw the safety of meat, poultry, and egg products.

Dr. Woteki brings valuable board-level scientific and industry experience from years serving on scientific advisory boards for food companies, the National Academies of Science, Engineering and Medicine, and various U.N. organizations, and she is a National Association of Corporate Directors certified director.

Neogen Corporation | 2024 Proxy Statement	13

Proposal 2: To Approve, On An Advisory Basis, The Compensation of Named Executive Officers

Proposal 2: To Approve, On An Advisory Basis, The Compensation of Named Executive Officers

The “Compensation Discussion and Analysis” section of this Proxy Statement describes, among other things, the Company’s executive compensation policies and practices. Federal laws require that our shareholders be given the opportunity to provide, on an advisory basis, approval of the compensation of Company executives, as disclosed in this Proxy Statement and, therefore, we are providing this advisory proposal as required by Section 14A of the Exchange Act. Under the legislation that requires this vote, the shareholder vote is neither binding on the Board nor the Company and may not be construed as overruling any decision made by the Board or the Company or as creating or implying any change in the fiduciary duties owed by the Board. However, the Board values the views of shareholders and intends to take the outcome of this annual shareholder advisory vote into consideration when making future executive compensation decisions.

Therefore, at the Annual Meeting, shareholders will be given the opportunity to vote, on an advisory basis, to approve the compensation of the named executive officers as disclosed in this Proxy Statement under “Compensation Discussion and Analysis” and “Summary Compensation Table.” This vote proposal is commonly known as a “say-on-pay” proposal and gives shareholders the opportunity to endorse or not endorse the executive pay program. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of the named executive officers and the policies and practices described in this Proxy Statement. Shareholders are encouraged to read the full details of the Company’s executive compensation program, including the primary objectives in setting executive pay, under “Compensation Objectives,” as described in this Proxy Statement.

In an advisory vote on the frequency of the say-on-pay proposal held at our 2023 Annual Meeting of Shareholders, shareholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency, which will be held at our 2026 Annual Meeting of Shareholders.

In the Company’s advisory say-on-pay vote at the 2023 Annual Meeting of Stockholders, the say-on-pay advisory vote passed with approximately 97% of votes cast in favor of our proposal. The Compensation Committee considers the outcome of this vote in its establishment and oversight of the compensation of the executive officers.

The Company evaluates the compensation of its executives at least once each year to assess whether compensation policies and programs are achieving their primary objectives. Based on its most recent evaluation, the Board believes the Company’s executive compensation programs achieve these objectives, including aligning the interests of management with those of shareholders, and are therefore worthy of shareholder support. In determining how to vote on this proposal, shareholders should consider the following:

•
Independent Compensation Committee. Eight of our nine current directors are deemed independent pursuant to applicable Nasdaq standards. Four of these independent directors serve on the Compensation Committee. Meetings of the Compensation Committee include executive sessions where management is excluded.
•
Performance-Based Incentives. Total compensation for executives is structured with a significant portion of total earning potential arising from performance-based incentives.
•
Stock Options and Restricted Stock Units. A significant percentage of executives’ total compensation is paid in the form of stock options and restricted stock units that vest over a three-year period. These equity awards align the executives’ interests with longer term shareholder returns and also serve to help retain the services of executives.

For these reasons, the Board recommends that you vote “FOR” the adoption of the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s Proxy Statement for its 2024 Annual Meeting of Shareholders.”

Neogen Corporation | 2024 Proxy Statement	14

Proposal 3:Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Proposal 3: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The Company’s Audit Committee (“Audit Committee”) has appointed BDO USA P.C. (“BDO”) to serve as the independent registered public accounting firm for the Company for the fiscal year ending May 31, 2025. While not required, the Company is submitting the appointment to the shareholders for their ratification as a matter of good corporate practice. The affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal is required for ratification. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the 2025 fiscal year. Even if the appointment is ratified, the Audit Committee can select a different independent registered public accounting firm at any time.

The Board recommends that shareholders vote “FOR” ratification of the appointment of BDO as the Company’s independent registered public accounting firm for fiscal 2025.

Relationship with BDO

BDO has acted as the Company’s independent registered public accounting firm since 2014. BDO has advised that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as auditors. Representatives of BDO are expected to attend and be available during the Annual Meeting, with the opportunity to make a statement, and will also be available to respond to appropriate questions.

The fees billed by BDO with respect to the fiscal years ended May 31, 2024 and 2023, are as follows:

	2024	2023

Audit Fees	$1,846,856	$1,086,414
Tax Fees (1)	—	467,042
Total	$1,846,856	$1,553,456

(1)
Includes tax compliance work and miscellaneous consulting.

Audit Fees include amounts billed for the annual audit of the Company’s fiscal year consolidated financial statements, the audit of internal control over financial reporting, the review of the consolidated financial statements included in the Form 10-Q, consultations concerning accounting matters associated with the annual audit, comfort letters or due diligence procedures in connection with registration statements, statutory audits and related expenses. Audit-Related Fees include due diligence in connection with acquisitions, amounts billed for general accounting consultations, audits in connection with proposed or consummated acquisitions and information systems audits and other services that are reasonably related to the annual audit. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of non-audit services is compatible with maintaining the independence of BDO.

Under its charter, the Audit Committee must pre-approve all services to be performed by BDO. In the event management wishes to engage BDO to perform non-audit services or services beyond the approve scope, a summary of the proposed engagement is prepared detailing the nature of the engagement, the reasons why BDO is the preferred provider of the services and the estimated duration and cost of the engagement. The Audit Committee reviews and evaluates recurring non-audit services and proposed fees as the need arises at its regularly scheduled committee meetings. At subsequent meetings, the Audit Committee receives updates regarding the services actually provided and management may present additional services for approval.

Neogen Corporation | 2024 Proxy Statement	15

Security Ownership of Certain Beneficial Owners, Directors and Management

Security Ownership of Certain Beneficial Owners, Directors and Management

Principal Shareholders

The following table sets forth certain information, as of August 27, 2024, with respect to beneficial ownership of the Company's common stock by the only persons known by the Company to be the beneficial owner of more than 5% of the Company’s common stock. On August 27, 2024, there were 216,698,138 shares of the Company’s stock outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class%

BlackRock, Inc. (1)	24,851,419	11.5%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc. (2)	19,546,737	9.0%
100 Vanguard Boulevard
Malvern, PA 19355
Norges Bank (The Central Bank of Norway) (3)	18,189,674	8.4%
Bankplassen 2 P.O. Box 1179 Sentrum
NO 0107 Oslo, Norway

1)
Based on a Schedule 13G/A filed with the SEC on January 23, 2024. This report includes holdings of various subsidiaries of BlackRock. Inc., and includes beneficial ownership of more than 5% of our common stock by BlackRock Fund Advisors. BlackRock, Inc. has sole power to vote 24,370,273 shares and sole power to dispose of 24,851,419 shares.
2)
Based on a Schedule 13G/A filed with the SEC on February 13, 2024. This report includes holdings of various subsidiaries of the holding company. The Vanguard Group, Inc. has shared power to vote 157,908 shares, sole power to dispose of 19,172,021 shares and shared power to dispose of 374,716 shares.
3)
Based on a Schedule 13G/A filed with the SEC on January 30, 2024. This report includes holdings of various subsidiaries of the holding company. Norges Bank has sole power to vote 18,189,674 shares and sole power to dispose of 18,189,674 shares.

Neogen Corporation | 2024 Proxy Statement	16

Security Ownership of Certain Beneficial Owners, Directors and Management

Security Ownership of Directors and Executive Officers

The following table sets forth certain information about the ownership of the Company’s common stock as of August 27, 2024, held by the current directors, each nominee for director, the executive officers named in the Summary Compensation Table under “Executive Compensation” and all executive officers and directors as a group. Each of the persons listed below has sole voting and dispositive power with respect to such shares.

Name	Number of Shares Owned (1)		Right to Acquire (2)	Total	Percentage of Outstanding Shares

John E. Adent	178,626	(3)	1,115,747	1,294,373	*
William T. Boehm, Ph.D.	26,509		61,682	88,191	*
James C. Borel	21,392		55,016	76,408	*
Jeffrey D. Capello	2,071		20,695	22,766	*
Ronald D. Green, Ph.D.	8,272		59,462	67,734	*
Aashima Gupta	2,071		20,695	22,766	*
Douglas E. Jones	50,439		238,625	289,064	*
David H. Naemura	30,040		258,142	288,182	*
Amy M. Rocklin	10,456		147,187	157,643	*
Raphael A. Rodriguez	3,392		27,682	31,074	*
James P. Tobin	23,392		55,016	78,408	*
Catherine E. Woteki, Ph.D.	3,392		27,682	31,074	*
Executive officers and directors as a group (12 persons)	360,052		2,087,631	2,447,683	*

* Less than 1%

(1)
Excludes shares that may be acquired through stock option exercises or RSU vesting.
(2)
Includes shares that may be acquired within 60 days of August 27, 2024, upon exercise of options and vesting of restricted stock units pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.
(3)
Includes 20,665 shares held in the Neogen Corporation 401(k) Retirement Savings Plan.

Neogen Corporation | 2024 Proxy Statement	17

Information about the Board and Corporate Governance Matters

Information about the Board and Corporate Governance Matters

The Company is managed under the direction of its Board. The Board conducts its business through meetings of the Board and its committees. The Board held five meetings, and there were a total of 19 committee meetings during fiscal 2024. Each director attended more than 90% of the total meetings of the Board and the committees on which he or she served in fiscal 2024. Directors are expected to attend the Annual Meeting of Shareholders unless they have an unavoidable schedule conflict or other valid reason. Each of the current Board members attended the virtual 2023 Annual Meeting of Shareholders.

Independent Directors

A director is not considered independent unless the Board determines that he or she meets the Nasdaq independence rules and has no material relationship with the Company, either directly or indirectly, through any organization with which he or she is affiliated that has a relationship with the Company or as a result of any familial relationship. Based on a review of the responses of the directors and nominees to questions about employment history, affiliations, family and other relationships, and on discussions with the directors and nominees, the Board has determined that each of the current directors, other than John Adent (the Company's CEO), is independent as defined in the Nasdaq independence rules.

Board Committees

The Board has four committees. The current membership, number of meetings held during fiscal 2024 and the function performed by each of these committees are described below. None of the members of any of the committees is or ever has been an employee of the Company. The Board has determined that each committee member meets the independence standards for that committee within the meaning of applicable Nasdaq and SEC regulations.

Compensation Committee

Chair:

Dr. Woteki

Members:

Dr. Boehm

Mr. Capello

Mr. Rodriguez

Meetings:

This committee met four times during fiscal year 2024

Contact:

The Compensation Committee has a charter, which is available in the “Investor Relations” section on the Company’s website at www.neogen.com.

Key Responsibilities

The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive compensation and the Company’s stock-based compensation plans. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the CEO and other executive officers at the beginning of each year, evaluates current year performance in light of those goals, and establishes compensation levels for the upcoming year, including salary and bonus targets. The Committee also evaluates equity awards made under the 2023 Omnibus Incentive Plan. The Committee recommends to the Board an appropriate compensation package for outside directors. In addition, the Compensation Committee will, from time to time, recommend to the Board appropriate changes in the Company's compensation policies and programs. The Compensation Committee also reviews annually the performance of the CEO in light of the goals and objectives that had been established for him or her, and makes compensation recommendations to the Board that reflect the outcome of that review. The Compensation Committee approves the Company's employee incentive plans and, as appropriate, recommend to the Board amendments to those plans or revised interpretations of plan provisions.

Neogen Corporation | 2024 Proxy Statement	18

Information about the Board and Corporate Governance Matters

Governance Committee

Chair:

Mr. Tobin

Members:

Mr. Borel

Dr. Green

Ms. Gupta

Meetings:

This committee met four times during fiscal year 2024

Contact:

For further information, see the charter of the Governance Committee which is available in the “Investor Relations” section of the Company’s website at www.neogen.com.

Key Responsibilities

The Governance Committee provides oversight of the Company’s corporate governance and oversees the function and operation of the Board and its committees. The Governance Committee also provides oversight on management and director succession, risk management and environmental, social and governance matters.

The Governance Committee recommends to the Board criteria for selecting new directors, identifies the qualifications for director nominees that would be advantageous to the Board, recommends the size of the Board and the appropriate mix of inside and outside directors, and ensures director diversity. The Board considers factors such as a potential candidate’s experience, judgment, integrity, and independence in making director nominee recommendations. Other important criteria include a deep understanding of the Company's business and markets, technology, manufacturing or research and development experience, other expertise relevant to the Company’s global operations, and the ability and willingness to devote adequate time to Board duties.

The Governance Committee identifies individuals qualified to become directors and, as appropriate, recommends candidates to the Board for its approval and nomination. Board composition is reviewed regularly to ensure that the Board possesses the knowledge, experience, and skills necessary to enable the Board to fulfill its duties. The Governance Committee’s charter requires that the Governance Committee take diversity of directors into account in the candidate selection process. The Governance Committee seeks potential candidates who, under Nasdaq, the SEC or such other applicable regulatory requirements, are considered independent directors. At the direction of the Board, the Governance Committee manages the CEO selection process, and ultimately recommends one or more candidates for consideration by the Board. The Governance Committee also provides oversight and policy direction on risk management policies, programs, trends, and issues, including cybersecurity risks.

The Governance Committee generally relies on multiple sources for identifying and evaluating Board nominees, including referrals from the Company’s current directors and management. The Governance Committee also considers recommendations by shareholders with respect to elections to be held at an Annual Meeting, so long as such recommendations are sent on a timely basis to the Company’s Corporate Secretary and are in accordance with the Company’s Bylaws. The Committee will evaluate nominees recommended by shareholders against the same criteria as it evaluates other nominees.

The Governance Committee is responsible for providing oversight and policy direction on the Company's risk management policies and programs, including those relating to cybersecurity. The Charter of the Governance Committee specifically requires the Committee to periodically review the Company's enterprise cybersecurity strategy and framework. This includes the Company's assessment and management of cybersecurity threats and risks, data security programs, applicable laws and regulations, and the Company's management and mitigation of cybersecurity and information technology risks and potential breach incidents, including our incident response plan.

Neogen Corporation | 2024 Proxy Statement	19

Information about the Board and Corporate Governance Matters

Audit Committee

Chair:

Mr. Boehm

Members:

Mr. Borel

Mr. Capello

Mr. Tobin

Meetings:

This committee met nine times during fiscal year 2024

Contact:

Further information regarding the role of the Audit Committee is contained in its charter which is available in the “Investor Relations” section of the Company’s website at www.neogen.com;also see “Audit Committee Report” in this Proxy Statement.

Key Responsibilities

The Audit Committee provides oversight to ensure (1) the integrity of the Company’s financial statements, including its use and reporting of any non-GAAP measures, (2) the effectiveness of the Company's internal control over financial reporting, (3) the Company’s compliance with laws and regulations to which it is subject, (4) the independent registered accounting firm’s qualifications, independence and performance, and (5) the performance of the Company’s internal audit function.

The Audit Committee meets with management and the Company’s independent registered public accounting firm throughout the year and reports the results of its activities to the Board. In addition, the Audit Committee’s responsibilities include: (a) sole authority for the appointment, retention, evaluation, compensation and oversight of the work of the Company’s independent registered public accounting firm, subject to ratification by the Board and shareholders, as necessary; (b) providing general oversight of accounting, auditing and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of internal control over financial reporting, disclosure controls and the internal audit function; (c) reviewing and discussing with management the Company’s reports filed with or furnished to the SEC that include financial statements or results; and (d) monitoring compliance with significant legal and regulatory requirements, and other risks related to financial reporting and internal control over financial reporting. In addition, the Audit Committee is required to review and approve, at least annually, all related party transactions and significant conflicts of interest. The Board has determined that all current members of the Audit Committee are “audit committee financial experts” for purposes of applicable SEC rules and are each independent under Nasdaq listing rules.

Science, Technology and Innovation Committee

Chair:

Dr. Green

Members:

Ms. Gupta

Mr. Rodriguez

Dr. Woteki

Meetings:

This committee met two times during fiscal year 2024 and assists the Board in overseeing the development of new products, services and business models.

Contact:

The Science, Technology and Innovation Committee charter is available in the “Investor Relations” section on the Company’s website at www.neogen.com.

Key Responsibilities

In discharging these responsibilities, the Science, Technology, and Innovation Committee reviews and evaluates the strategic goals and objectives of the Company’s research and development programs, including monitoring and evaluating emerging technologies, and assists the Board with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development activities, including scientific ethics and conduct.

Neogen Corporation | 2024 Proxy Statement	20

Information about the Board and Corporate Governance Matters

Board Leadership

Mr. Borel serves as the Chair of the Company's Board and leads all meetings of the Board. Mr. Adent serves as the Company's President and Chief Executive Officer and does not attend independent director sessions of the Board except upon request. The Board has concluded that this leadership structure is appropriate for the Company at this time, because it allows the Chair to focus on the effectiveness and independence of the Board while the CEO focuses on executing the Company's strategy and managing the Company's business. The independent directors meet in executive session at least quarterly.

Management’s Role in Determining Executive Compensation

The Compensation Committee oversees officer compensation and makes recommendations to the Board regarding CEO compensation. Final approval of CEO compensation is made by the Board upon recommendation of the Compensation Committee. Management’s involvement in determining executive compensation is limited to the Chief Executive Officer making recommendations on compensation for members of the executive management team.

Compensation Committee Interlocks and Insider Participation

During fiscal 2024, Dr. Woteki (Chair), Dr. Boehm, Mr. Capello and Mr. Rodriguez served on the Compensation Committee. None of these directors has served as an officer or employee of the Company at any time nor have any of these directors had any relationship requiring disclosure pursuant to the standards described under “Certain Relationships and Related Party Transactions” below. Executive officers of the Company do not serve as a member of the compensation committee or board of directors of any other company that has an executive officer serving as a member of the Company’s Compensation Committee or Board.

Corporate Governance Guidelines

The Board has adopted the Corporate Governance Guidelines, which provide a structure for the Company’s Board and management to effectively pursue the Company’s objectives for the benefit of its shareholders. The Corporate Governance Guidelines address, among other things, Board and committee structure, composition and procedures, director responsibilities, board service limits, compensation and continuing education, and shareholder communications with the Board.

Anti-Hedging and Anti-Pledging Policies

The Company, pursuant to the terms of its Insider Trading Policy, prohibits all directors, officers, and employees from engaging in certain hedging transactions involving the Company’s securities. The Insider Trading Policy also prohibits directors, officers, and employees from pledging Company securities as collateral for a loan or holding Company securities in a margin account without, in each case, approval from the Chief Financial Officer and Chair of the Board.

Board Role in Risk Management

The Board oversees the Company’s risk management. This oversight is administered primarily through the Board’s review and approval of the management business plan. This includes the projected opportunities and challenges facing the business, periodic review by the Board of business developments, strategic plans and implementation, liquidity and financial results, the Board’s oversight of succession planning, capital spending and financing. Committee review includes the Audit Committee’s oversight of the Company’s internal controls over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of internal controls and financial reporting (and related reports to the full Board), the Governance Committee’s leadership in the evaluation of the Board and committees and its oversight of identified risk areas of the Company, and the Compensation Committee’s review and approvals regarding executive officer compensation and its relationship to the Company’s business plan, as well as its review of compensation plans generally and the related risks.

Neogen Corporation | 2024 Proxy Statement	21

Information about the Board and Corporate Governance Matters

Contacting the Board

Shareholders and other interested persons can communicate directly with the Board or any individual director on a confidential basis by mail to Board of Directors, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912, Attention: Corporate Secretary. All such communications will be received directly by the Corporate Secretary and forwarded to the Board or any individual director, as applicable, and will not be screened or reviewed by any other Company employee.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics applicable to all Company employees, officers and directors as well as the Company's partners and vendors. The Code of Business Conduct and Ethics is posted on the Company’s website at www.neogen.com in the “Investor Relations” section and will be mailed or emailed to any shareholder upon request to the Corporate Secretary at 620 Lesher Place, Lansing, Michigan 48912.

Certain Relationships and Related Party Transactions

The Audit Committee approves or ratifies transactions in which the Company was or is to be a participant that involve directors, executive officers, or principal shareholders, as well as members of their immediate families or entities controlled by any of them, or in which they have a substantial ownership interest, where the amount involved exceeds $120,000 or that are otherwise reportable under SEC disclosure rules. Such transactions include employment by the Company of immediate family members of any director or executive officer. Management advises the Audit Committee of any such transaction that is proposed to be entered into or continued and seeks Audit Committee approval. In the event any such transaction is proposed for which a decision is required prior to the next regularly scheduled meeting of the Audit Committee, it can be presented to the Audit Committee Chair for approval and the decision will be reported to the full Audit Committee at its next meeting.

There were no such transactions with related parties during fiscal year 2024 nor are any currently proposed.

Family Relationships and Other Arrangements

There are no family relationships between any of the members of the Board's directors and executive officers. Except as described within their biographies with respect to Ms. Gupta and Mr. Capello, there are no arrangements or understandings between or among the Company’s executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Neogen Corporation | 2024 Proxy Statement	22

Information about our Executive Officers

Information about our Executive Officers

Named Executive Officers

Named executive officers (“NEOs”) for SEC reporting purposes are:

Name	Title

John E. Adent	President & Chief Executive Officer
Douglas E. Jones	Chief Operating Officer
David H. Naemura	Chief Financial Officer
Amy M. Rocklin	Chief Legal & Compliance Officer

Brief biographies of the NEOs, with the exception of Mr. Adent, follow. Mr. Adent’s biography is included in “Proposal 1-Election of Directors.”

Douglas E. Jones, age 54, joined Neogen as Chief Commercial Officer on August 17, 2020, and was named Chief Operating Officer in 2022. Prior to joining Neogen, Mr. Jones served as the President of the Companion Animal Division at Patterson Companies from 2016 to August 2020. Prior to joining Patterson, Mr. Jones served as the Head of Business Operations for the North American Merial Animal Health Division of Sanofi. Mr. Jones began his career as a management consultant with the North Highland Company and PriceWaterhouseCoopers, focusing on commercial transformation and strategy projects in the pharmaceutical, healthcare distribution and high-tech industries.

David H. Naemura, age 55, joined Neogen in November 2022 as Chief Financial Officer. Previously, Mr. Naemura served as the Senior Vice President and Chief Financial Officer of Vontier Corporation from February 2020 until November 2022. Mr. Naemura served as Chief Financial Officer of Gates Industrial Corporation from March 2015 to January 2020. Prior to his time at Gates Industrial Corporation, Mr. Naemura served as Vice President of Finance and Group Chief Financial Officer at Danaher Corporation from April 2012 to March 2015, and previously served as Danaher Corporation’s Test & Measurement Communications Platform Chief Financial Officer from January 2009 to April 2012. Prior to 2009, Mr. Naemura was employed by Tektronix Corporation from August 2000 to January 2009, including during its acquisition by Danaher Corporation in 2007.

Amy M. Rocklin, Ph.D., age 52, joined Neogen in March 2021 as Vice President, General Counsel & Corporate Secretary. In 2022, Dr. Rocklin was named Chief Legal & Compliance Officer. In this role, she advises the CEO, Board, and senior leadership on all legal and compliance issues. Dr. Rocklin also leads the legal, compliance, regulatory, quality, validations, government and scientific affairs, and ESG functions. Dr. Rocklin also serves as the Corporate Secretary. Prior to joining Neogen, Dr. Rocklin was Division Vice President, Corporate Law at Corning Incorporated. In her nearly ten years at Corning, she held multiple leadership positions within Corning’s Law Department, including Director of Law, M&A and Emerging Innovations. Before Corning, Dr. Rocklin held leadership positions at Smiths Group plc and was in private practice at the law firm of Foley & Lardner LLP.

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Compensation Objectives

The Company’s executive compensation programs are designed to be aligned with shareholder value creation and are structured to reward individual and organizational performance. These objective are intended to be simple, concise and understandable. A significant percentage of each NEO’s compensation is variable, or "at risk".

The primary objectives of the compensation programs covering NEOs are to:

•
Attract, retain, and motivate highly talented executives with a passion for innovation and creativity who will drive the success of the business;
•
Incentivize achievement of measurable corporate, business unit and individual performance objectives based on financial and non-financial measures, as appropriate; and
•
Provide overall compensation that is market competitive and aligns the interests to its executives with those of our shareholders.

What We Do	What We Don't Do
•
Executive Compensation Philosophy that promotes alignment with shareholder interests
•
Performance Measures Aligned With Business Objectives
•
Pay for Performance
•
Maintain Share Ownership Requirements
•
Maintain a Recoupment Policy
•
Maintain Market Competitive Vesting Schedules for Equity Awards
•
Require Minimum Vesting Schedules under our Equity Plan
•
Engage an Independent Compensation Consultant

•
No Excise Tax Gross-Ups
•
No “Single-Trigger” Change-of-Control Severance Benefits or Change-of-Control Equity Vesting
•
No Hedging Transactions by Executive Officers
•
No Evergreen Provisions in Stock Incentive Plan
•
No Repricing of Stock Options
•
No Share Recycling under Stock Incentive Plan
•
No Defined Benefit Plans for Executive Officers
•
No Perquisites

Compensation Elements

The primary compensation elements provided to NEOs are:

•
Base salary that recognizes day-to-day role and responsibilities;
•
Annual bonus opportunity based on achievement of Company financial metrics and individual objectives that rewards overall Company performance, as measured by key financial metrics, as well as allowing for recognition of exceptional personal performance; and
•
Equity-based, long-term incentive compensation, in the form of stock options and restricted stock units, that enables retention of our executives and align executive interests with those of our shareholders.

Other compensation elements include health and welfare benefits plans, such as medical, life insurance and disability coverage, where NEOs receive similar benefits to those provided to all other eligible U.S.-based employees.

The Compensation Committee is provided materials by management regarding the various compensation elements of each NEO’s compensation package and provides oversight of each compensation element in the context of each NEO’s total compensation package, taking into consideration the relative market and individual performance. Each of the compensation elements and its purpose is further described below.

Neogen Corporation | 2024 Proxy Statement	24

Compensation Discussion and Analysis

Engagement of Executive Compensation Consultant

The Company, through the Compensation Committee, engaged Meridian Compensation Partners, LLC ("Meridian") to serve as its executive compensation consultant for fiscal year 2024. While Meridian may make recommendations on the form and amount of compensation, the Compensation Committee makes all decisions regarding the compensation of our CEO, the other NEOs, and senior management. CEO compensation remains subject to the review and approval of the independent directors of the Board. In 2024, Meridian served the Company by providing a variety of services, including:

•
Reviewing and advising on evolving trends in executive compensation;
•
Providing the Company and its Compensation Committee with advice, pay-for-performance analytics and benchmarking norms related to the compensation of the CEO and the senior management, including the NEOs;
•
Reviewing our compensation peer group and recommending changes; and
•
Reviewing our annual incentive and long-term incentive plan design.

Consideration of Last Year’s Say-on-Pay Vote

At the Company's 2023 Annual Meeting of Shareholders, shareholders were provided with an opportunity to cast an advisory vote on the compensation of the Company’s named executive officers. The say-on-pay vote yielded approximately 97% approval of those votes cast. Notwithstanding this favorable vote, we continue to seek input from our shareholders to understand their views with respect to our approach to executive compensation, and, particularly in connection with the Compensation Committee’s efforts to link compensation to performance.

Consideration of Risk

The Company believes the design of the Company’s executive compensation program provides an appropriate balance of incentives for executives and avoids inappropriate risks. The compensation program is balanced with a significant portion being variable, including long-term incentives to incentivized officers to remain with the Company. In an effort to promote a focus on the long-term, these compensation plans have elements that are only realizable upon completion of a three-year service requirement. The Company believes that these plans provide strong incentives to implement strategies that support long-term value creation while avoiding excessive risk-taking in the short term and any level of risk that these plans do encourage, is not reasonable likely to have a material adverse effect on the Company.

Performance goals are established to align with the Company’s overall risk framework and reflect a balanced mix of financial measures designed to avoid placing excessive weight on a single measure. Compensation mix also is balanced across cash payments and equity awards.

Competitive Market Data

An important element of our overall compensation philosophy is to deliver a total compensation opportunity that is competitive with the market median with the ability to differentiate based on individual performance, future potential, strategic needs, labor market for talent and other individual and company-specific attributes. Consistent with our strong emphasis on at-risk/variable compensation, we provide the opportunity to earn significantly above target compensation levels based on strong company and individual performance. We place a strong emphasis on long-term incentives in the form of equity compensation aligning leadership with shareholder interests. As part of that philosophy, the Compensation Committee considers the publicly disclosed executive compensation practices of companies in a peer group that was selected as one of several factors in setting compensation. The Compensation Committee also considers competitive data from relevant, published compensation surveys as another source of competitive pay data.

The Compensation Committee reviews the Peer Group annually in consultation with its independent compensation consultant to assess if changes should be made to the peer group. The Committee considers factors such as industry, business model, product type, and revenue size of companies for the peer group.

Neogen Corporation | 2024 Proxy Statement	25

Compensation Discussion and Analysis

The fiscal year 2024 peer group consisted of the following companies:

• 10x Genomics, Inc.	• Mettler-Toledo International, Inc.
• Bio-Rad Laboratories, Inc.	• Natera, Inc.
• Bruker Corporation	• NeoGenomics, Inc.
• Charles River Laboratories, Inc.	• QuidelOrtho Corporation
• Exact Sciences Corporation	• Repligen Corporation
• Guardant Health, Inc.	• Sotera Health Company
• IDEXX Laboratories, Inc.	• Waters Corporation

Neogen Corporation | 2024 Proxy Statement	26

Compensation Discussion and Analysis

2024 Compensation Highlights

2024 Pay Mix

In support of our pay-for-performance philosophy, a large majority of the target total direct compensation for our NEOs under our regular, annual compensation program is allocated to variable, at risk compensation. The pay structure for Mr. Adent is weighted even more heavily towards variable and performance-based compensation, with 89% of his target total direct compensation designed to be at risk. The pie charts below show, for our CEO and, on average, our other NEOs, the mix of compensation at target under our regular, annual compensation program.

CEO Compensation	Other NEO Compensation

Base Salary

Base salary is intended to provide a market competitive, stable source of income that recognizes the day-to-day responsibilities of the role. Each NEO’s salary and performance is reviewed annually. Factors considered in determining the level of executive base pay include the role and responsibilities of the position, market competitiveness, performance against expectations and an individual’s job experience or unique responsibilities.

Actual earned salary for fiscal 2024 is shown in the “Salary” column of the Summary Compensation Table. Base salary rates and changes from 2023 to 2024, if applicable, are shown in the following table.

Name	2024 Salary Rate	2023 Salary Rate	Percent Increase (1)

John E. Adent	$810,000	$750,000	8.0%
Douglas E. Jones	514,800	495,000	4.0%
David H. Naemura	520,000	500,000	4.0%
Amy M. Rocklin	442,900	430,000	3.0%

(1) Mr. Adent’s base salary in fiscal 2024 was adjusted on January 1, 2024, from $750,000 to $810,000 not only to reflect the increased size and complexity of the Company following the September 2022 acquisition of the 3M FSD, but to more closely align with 2024 peer group median compensation.

Neogen Corporation | 2024 Proxy Statement	27

Compensation Discussion and Analysis

Incentive Compensation Plan (ICP)

Historically, Neogen has utilized a discretionary annual bonus plan. While that program was performance-based, as part of its efforts to increase transparency, for fiscal year 2024, Neogen transitioned to an Incentive Compensation Plan (ICP) based on predefined metrics and targets.

Performance-based annual incentive plan awards paid in fiscal 2025 related to fiscal 2024 performance are as follows:

Name	Target Value	Actual Payment	Percentage of Target	Percentage of Base Salary

John E. Adent	$810,000	$405,000	50%	50%
Douglas E. Jones.	308,880	154,440	50%	30%
David H. Naemura	520,000	260,000	50%	50%
Amy M. Rocklin	221,450	110,725	50%	25%

The annual variable cash incentive plan is designed to incentivize outstanding company performance based on three key financial measures as well as aligning, motivating and recognizing superior individual performance of each leader. Final NEO awards are approved by the Compensation Committee based on the Company’s performance against the pre-determined financial metrics and targets and may be modified based on individual performance during the fiscal year. The fiscal year 2024 ICP measured the overall Company Revenue (50%), Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (30%) and Free Cash Flow (FCF) (20%). Target values for the ICP were set by the Compensation Committee and communicated to the officers at the beginning of the fiscal year. The Compensation Committee took into account the recommendations of Mr. Adent with respect to bonuses for Mr. Jones, Mr. Naemura, and Dr. Rocklin for fiscal 2024 performance.

For fiscal year 2024, the overall financial results were 56% of target. However, to align with shareholder experience, the Committee exercised negative discretion and reduced the final Company Financial Factor to 50% for the NEOs. Final awards were then modified for each NEO based on individual performance during the fiscal year resulting in the awards in the table above.

Long-Term Incentive Compensation

The objectives of the long-term incentive portion of the compensation package are to:

•
Align the personal and financial interests of executives and eligible employees with shareholder interests;
•
Balance short-term decision-making with a focus on driving shareholder value over the long-term;
•
Provide a means to attract, reward and retain a highly skilled management team; and
•
Provide the opportunity to increase ownership interest in the Company, aligning the interests of the executives with those of our shareholders.

The primary long-term incentive mechanism at the Company historically has been stock option awards, the ultimate value of which is dependent on increases in the Company’s stock price. Starting in fiscal 2021, the Company also began to award restricted stock units (“RSUs”) as an additional vehicle for long-term incentive compensation for eligible employees. Stock options and RSUs are granted to provide eligible employees with financial interest in the Company’s long-term success, promote retention of employees and enable the Company to compete for the services of new employees in a competitive market. The Company believes that stock options and RSUs are currently the appropriate means to incentivize the achievement of the Company's long-term objectives.

The stock option and RSU programs are designed to deliver competitive long-term awards while incurring reasonable levels of expense and shareholder dilution. It is the Company’s view that grants of stock options and RSUs represent appropriate uses of corporate resources and are effective methods for the Company to achieve its long-term compensation element objectives.

In general, stock options granted to employees, including executives, are incentive options with a seven-year term and three-year ratable vesting. Certain incentive options are converted to non-qualified options when IRS limitations

Neogen Corporation | 2024 Proxy Statement	28

Compensation Discussion and Analysis

for incentive options are exceeded. The non-qualified options retain the same vesting and term provisions as incentive options. In all cases, stock options are granted with a strike price equal to the closing price of the Company’s stock on the date of the grant. The Company does not reprice options and does not “reload”, which means the recipient is only able to exercise the number of shares in the original stock option grant. RSUs granted to employees, including executives, also vest ratably over three years. The number of RSUs to be granted is determined using the closing price of the Company’s stock on the date of the grant.

Annual stock option and RSU grants to executives and other eligible employees are approved annually by the Compensation Committee, while Mr. Adent's grants are further approved by the Board of Directors. Management makes recommendations to the Compensation Committee as to the stock option and RSU award eligibility and levels. While no specific or absolute performance measures are applied, numerous factors are considered in determining the option or RSU award to an individual including his or her level of responsibility and position within the Company, demonstrated performance over time, value to the Company’s past and future success, historic grants, retention concerns and, in the aggregate, share availability under the plan, overall Company expense and shareholder dilution from awards. For executive officers, management provides information on grants made in the past three years and the accumulated value of all stock option and RSU awards outstanding to each executive officer. Annual awards of equity were made in October of fiscal year 2024, as well as occasional off-cycle grants to select new hires.

For fiscal 2024, NEOs received the annual recurring grant made in October 2023, with the exception of a special retention grant of performance options made to David Naemura in October 2023. These options granted to Mr. Naemura have an aggregate value of $2,200,000 at an exercise price equal to the closing price of the Company’s common stock on the grant date. The options are subject to a “double trigger” of stock performance and time, such that they will be eligible to vest based on a one-time achievement of 20% over the grant date stock price (the “Stock Price Hurdle”) in three approximately equal installments. Because the Stock Price Hurdle has been achieved, each installment of these retention options will vest on the anniversaries of the grant date. The options will be eligible to vest during a seven-year performance period from the grant date.

Fiscal 2024 stock option and RSU grants were made under the Neogen Corporation 2023 Omnibus Incentive Plan (the “2023 Plan”), which was approved by our shareholders at the 2023 Annual Meeting of Shareholders.

The table below shows the number of stock options granted to each of the NEOs in fiscal 2024.

Name	Number of Options Granted	Compensation Cost Recognized for Option Grants (1) (2) (3)

John E. Adent	698,251	$4,200,000
Douglas E. Jones	179,550	1,080,000
David H. Naemura	559,297	3,280,000
Amy M. Rocklin	109,725	660,000

(1)
Represents the aggregate grant date fair value of each stock option granted in fiscal 2024, calculated in accordance with the provisions of the Compensation—Stock Compensation Topic of the FASB Codification. This amount will be recognized over the vesting period of the grants.
(2)
The stock option Codification Topic 718 values throughout this Proxy Statement have been calculated using the Black-Scholes option pricing model using the assumptions in the table below.
(3)
Includes the special retention grant of 379,747 options made October 26, 2023.

Black-Scholes Model Assumptions (1)	2024	2023	2022	2021	2020

Risk-free interest rate	4.7%	3.3%	0.4%	0.2%	1.9%
Expected dividend yield	0%	0%	0%	0%	0%
Expected stock price volatility	37.3%	34.0%	32.8%	31.3%	29.4%
Expected option life	4.5 years	4.5 years	3.12 years	3.25 years	3.5 years

(1)
The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company’s stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.

Neogen Corporation | 2024 Proxy Statement	29

Compensation Discussion and Analysis

The table below shows the number of RSUs granted to each of the NEOs in fiscal year 2024.

Name	Number of RSUs Granted	Compensation Cost Recognized for RSU Grants (1)

John E. Adent	116,279	$1,800,000
Douglas E. Jones	46,512	720,000
David H. Naemura	46,512	720,000
Amy M. Rocklin	28,424	440,000

(1)
Compensation cost is calculated as the closing market price on the grant date ($15.48 on October 26, 2023) multiplied by the number of RSUs granted. For purpose of this disclosure, the calculations do not attribute the compensation cost to the requisite vesting period.

Neogen Corporation | 2024 Proxy Statement	30

Compensation Discussion and Analysis

Retirement Plans: A defined contribution plan, the Neogen Corporation 401(k) Retirement Savings Plan (“401(k) Plan”) is available to all eligible U.S. employees, including all NEOs. Under the 401(k) Plan, the Company matches dollar per dollar of the first 3%, and fifty cents per dollar of the next 2%, of pay contributed by the employee up to the Internal Revenue Code limits. Matching contributions to the 401(k) Plan vest immediately.

Health and Welfare Benefit Plans: Benefits such as medical, dental, vision, life insurance, and disability coverage are provided to all eligible U.S.-based employees, including all NEOs. The benefit plans are part of the overall total compensation offering and are intended to be competitive and provide health care coverage for employees and their families. The NEOs have no additional Company-paid health benefits than those provided to other U.S.-based employees. Similar to all other employees, NEOs have the ability to purchase supplemental life, dependent life, long-term care insurance, and accidental death and dismemberment coverage through the Company. The value of these benefits is not included in the Summary Compensation Table because they are purchased by each NEO and are made available to all U.S. employees. No post-retirement health care benefits are provided to any employee.

Perquisites: The values of perquisites and other personal benefits are included in the “All Other Compensation” column of the Summary Compensation Table and consist primarily of Company-matching contributions to the 401(k) Plan, the value of Company-paid group term life insurance and a mobile phone stipend as paid to other U.S. management employees.

Employee Stock Purchase Plan: Employees in the U.S., including the NEOs, are permitted to voluntarily purchase Company stock at a 5% discount to market value through after-tax payroll deductions under the Employee Stock Purchase Plan (“ESPP”) as a way to facilitate employees becoming shareholders of the Company. The ESPP purchases stock bi-annually for participants through a third-party plan administrator.

Non-Qualified Deferred Compensation Plan: The Company introduced a non-qualified deferred compensation plan that allows eligible employees, including NEOs, to elect to defer a portion of their salary and/or annual bonus subject to IRS timing and other provisions.

Executive and Non-Employee Director Stock Ownership Requirements

The Company has stock ownership requirements in place for all executive officers, including the NEOs, and non-employee directors. This reflects the Company’s belief that all officers and non-employee directors should have meaningful stock ownership positions in the Company to reinforce the alignment of management and shareholder interests. The Compensation Committee periodically reviews the policy requirements to ensure they continue to be reasonable and competitive.

The ownership requirements are:

Position	Market Value of Stock Owned

Non-Employee Directors	5 times annual cash retainer for Board service
Chief Executive Officer	5 times annual base salary
Corporate Officers	2 times annual base salary

For purposes of the ownership requirements, stock owned includes shares owned outright, including 401(k) Plan shares, but does not include unexercised stock options or unvested RSUs. Officers and non-employee directors that have not met the ownership requirements, are prohibited from selling more than 25% of their vested shares.

Neogen Corporation | 2024 Proxy Statement	31

Compensation Discussion and Analysis

Severance Arrangements

In October 2023, in order to align with market practices and enhance retention of our executive management team, particularly in light of the significant growth and challenges presented by the FSD transaction with 3M, the Company entered into certain severance letter agreements with the NEOs as well as certain other Company corporate officers. These arrangements are discussed under “Potential Payments Upon Termination or Change-of-Control” below.

Timing of Grants of Certain Equity Awards

The Company does not have any formal policies regarding the timing of awards of options in relation to the disclosure of material nonpublic information by the Company. However, it has implemented a practice of timing grants of awards within an open trading window in order to avoid conflicts. The Company’s historical practice has been to make annual grants of equity awards, including options and RSUs, in early October of each year, following the release of the Company’s financial results for its first fiscal quarter in late September. As a result, these grants typically are made at a time when possession of material nonpublic information is less likely and after first quarter financial results have been released to the market.

In fiscal 2024, the financial results for the Company’s first fiscal quarter were not released until October 10, 2023. Following its historical practice, the Company waited to make the annual grants of equity awards until after those results were released. Accordingly, annual grants for fiscal 2024 were not made until October 26, 2023. This grant date coincided with the Company’s annual meeting of shareholders held October 25, 2023. On October 31, 2023, the Company filed a Current Report on Form 8-K to disclose (1) the vote outcome for the proposals considered by shareholders at the annual meeting on October 25, 2023, (2) the Company’s entry into severance letter agreements with various members of the senior management team, including the NEOs, (3) a retention stock option award made to the Company’s CFO, and (4) a restatement of the Company’s Bylaws made to enhance and modernize the Company’s corporate governance.

Because the annual grant of options to the NEOs in fiscal 2024 occurred on October 26, 2023, which was within four business days prior to the filing of the Current Report on Form 8-K, the Company is presenting the following table to report the percentage change in the closing price of the Company’s common stock between the trading day ending immediately prior to the filing of the Current Report on Form 8-K (October 30, 2023) to the trading day beginning immediately following the filing of the Current Report on Form 8-K (November 1, 2023). As reflected in this table, the market price for Company common stock declined by 1.93% from October 30, 2023 to November 1, 2023. The percentage change in the final column represents the closing market price of the securities underlying the option award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/share)	Grant Date Fair Value of the Award	Percentage Change

John E. Adent	10/26/2023	698,251	$15.48	$4,200,000	(1.93)%
Douglas E. Jones	10/26/2023	179,550	15.48	1,080,000	(1.93)%
David H. Naemura	10/26/2023	179,550	15.48	1,080,000	(1.93)%
	10/26/2023	379,747	15.48	2,200,000	(1.93)%
Amy M. Rocklin	10/26/2023	109,725	15.48	660,000	(1.93)%

Neogen Corporation | 2024 Proxy Statement	32

Compensation Discussion and Analysis

Executive Compensation Clawback Policy (Dodd-Frank and NASDAQ Compliant)

The Company has an Incentive-Based Compensation Recovery Policy that requires the Company to recoup or otherwise recover certain incentive compensation paid to the Company's executive officers in the event of a restatement of the Company's financial statements. A copy of this policy was filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on July 30, 2024.

Tax and Accounting Implications

Section 409A of the Code provides that amounts deferred under non-qualified deferred compensation arrangements will be included in an employee’s income when vested, as well as be subject to additional taxes, penalties and interest, unless certain requirements are complied with. The Company believes that its compensation arrangements satisfy, or are exempt from, the requirements of Section 409A.

If a company makes “parachute payments,” Section 280G of the Code prohibits the company from deducting the portion of the parachute payments constituting “excess parachute payments” and Section 4999 of the Code imposes on the payee a 20% excise tax on the excess parachute payments. For this purpose, parachute payments generally are defined as payments to specified persons that are contingent upon a change-of-control in an amount equal to or greater than three times the person’s base amount (i.e., the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible and subject to a 20% excise tax, equal the portion of the parachute payments that exceeds one times the payee’s base amount. If a covered employee receives excess parachute payments in any year, the $1 million deduction limitation applicable to the covered employee for such year under Section 162(m) of the Code is reduced (but not below zero) by the amount of the excess parachute payments.

The employment arrangements with the Company’s NEOs and the Company’s equity incentive plans may entitle participants to receive payments in connection with a change-of-control that may result in excess parachute payments. The Company is not obligated to pay any tax gross-ups with respect to the excise tax imposed on any person who receives excess parachute payments.

Neogen Corporation | 2024 Proxy Statement	33

Compensation Committee Report

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis and, on the basis of such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Dr. Catherine E. Woteki (Chair)

William T. Boehm

Jeffrey D. Capello

Raphael A. Rodriguez

Members of the Compensation Committee

Neogen Corporation | 2024 Proxy Statement	34

Executive Compensation

Executive Compensation

The table sets forth information regarding all elements of compensation paid to the Company’s named executive officers (principal executive officer, principal financial officer and the three other most highly compensated executive officers) (the “NEOs”) for fiscal years 2024, 2023 and 2022.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total

John E. Adent	2024	$803,077	$1,800,000	$4,200,000	$405,000	$13,275	7,221,352
President & Chief Executive Officer	2023	671,100	1,200,000	2,800,000	637,500	16,574	5,325,174
	2022	477,798	925,689	1,999,858	900,000	12,082	4,315,427
Douglas E. Jones	2024	522,035	720,000	1,080,000	154,440	22,030	2,498,505
Chief Operating Officer	2023	456,000	493,126	739,670	252,450	966	1,942,212
	2022	357,924	279,999	381,491	330,000	4,232	1,353,646
David H. Naemura (4)	2024	527,308	720,000	3,280,000	260,000	23,343	4,810,651
Chief Financial Officer	2023	228,846	600,000	900,000	250,000	297	1,979,143
Amy M. Rocklin	2024	451,748	440,000	660,000	110,725	2,230	1,664,703
Chief Legal &	2023	380,500	360,000	540,000	182,750	966	1,464,216
Compliance Officer	2022	255,481	140,011	185,696	21,000	759	602,948

(1)
Amount represents actual salary amounts, paid throughout fiscal year 2024.
(2)
Calculations use grant-date fair value based on Codification Topic 718 for stock option and RSU grants for the 2024, 2023, and 2022 fiscal years. For purpose of this disclosure, the calculations do not attribute the compensation cost to the requisite vesting period. For information on valuation assumptions, see “Compensation Discussion and Analysis—Compensation Elements—Long-term Incentive Compensation.”
(3)
Includes 401(k) Plan matching contributions and value of group term life insurance.
(4)
Mr. Naemura joined the Company in November 2022.

Grants of Plan-Based Awards in the 2024 Fiscal Year

The following table sets forth additional information regarding the grant of all awards to our NEOs in the fiscal year ended May 31, 2024, pursuant to our compensation plans.

		Estimated Payouts Under Non Equity Incentive Plan Awards			# of Shares	# of Securities Underlying	Exercise or Base Price of Option	Grant-date Fair Value of All
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	or Units (1)	Options	Awards (2)	Awards (3)

John E. Adent	10/26/24	—	$810,000	$1,620,000	116,279	698,251	$15.48	$6,000,000
Douglas E. Jones	10/26/24	—	308,880	617,760	46,512	179,550	15.48	1,800,000
David H. Naemura	10/26/24	—	520,000	1,040,000	46,512	559,297	15.48	4,000,000
Amy M. Rocklin	10/26/24	—	221,450	442,900	28,424	109,725	15.48	1,100,000

(1)
In accordance with the terms of the 2023 Plan, these RSUs were granted at 100% of the closing market price on the grant date. The RSUs vest ratably over three years.
(2)
In accordance with the terms of the 2023 Plan, these options were granted at 100% of the closing market price on the grant date. Options have a seven-year term and vest ratably over three years. For Mr. Naemura's options, the amount includes the special retention bonus grant of 379,747 options made October 26, 2023.
(3)
Represents grant-date value based on Codification Topic 718. For information on valuation assumptions, see “Compensation Discussion and Analysis—Compensation Elements—Long-term, Incentive Compensation.”

Neogen Corporation | 2024 Proxy Statement	35

Executive Compensation

Outstanding Equity Awards at May 31, 2024

The following table sets forth information regarding unexercised options and outstanding RSUs that were held by the NEOs as of May 31, 2024.

	Option Awards					Stock Awards

Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Grant Date (2)	Number of Shares of Stock that have not Vested	Market Value of Shares of Stock that have not Vested (3)

John E. Adent	10/11/2019	108,000	36,000	$31.95	11/11/2024	10/6/2020	5,632	$74,061
President & Chief Executive Officer	10/6/2020	92,252	61,502	34.15	11/6/2025	10/12/2021	9,191	120,862
	10/12/2021	60,139	90,213	40.85	11/12/2026	4/25/2022	6,338	83,345
	4/25/2022	34,356	51,534	28.40	5/25/2027	10/6/2022	60,241	792,169
	10/6/2022	208,333	416,668	13.28	10/6/2029	10/26/2023	116,279	1,529,069
	10/26/2023	—	698,251	15.48	10/26/2030
		503,080	1,354,168					2,599,505
Douglas E. Jones	10/6/2020	11,860	7,908	34.15	11/6/2025	10/6/2020	1,124	14,781
Chief Operating Officer	10/12/2021	9,886	14,831	40.85	11/12/2026	10/12/2021	2,351	30,916
	4/25/2022	8,834	13,252	28.40	5/25/2027	4/25/2022	2,535	33,335
	10/6/2022	55,035	110,070	13.28	10/6/2029	10/6/2022	24,755	325,528
	10/26/2023	—	179,550	15.48	10/26/2030	10/26/2023	46,512	611,633
		85,615	325,611					1,016,193
David H. Naemura	11/28/2022	57,471	114,942	15.49	11/28/2029	11/28/2022	25,823	339,572
	10/26/2023	—	559,297	15.48	10/26/2030	10/26/2023	46,512	611,633
Chief Financial Officer		57,471	674,239					951,205
Amy M. Rocklin	10/12/2021	3,707	5,562	40.85	11/12/2026	10/12/2021	882	11,598
Chief Legal & Compliance Officer	4/25/2022	5,888	8,836	28.40	5/25/2027	4/25/2022	1,691	22,237
	10/6/2022	40,179	80,358	13.28	10/6/2029	10/6/2022	18,072	237,647
	10/26/2023	—	109,725	15.48	10/26/2030	10/26/2023	28,424	373,776
		49,774	204,481					645,257

(1)
For awards granted in fiscal years 2019 through 2022, vesting schedules for Incentive Stock and Non-Qualified Options are 20% of the shares on each of the first five anniversary dates of the grant. For awards granted in fiscal year 2023 through 2024, vesting schedules for Incentive Stock and Non-Qualified Options are 33% of the shares on each of the first three anniversary dates of the grant.
(2)
For awards granted in fiscal years 2021 and 2022, vesting schedules for Restricted Stock Units are 20% of the grant annually on each of the first five anniversary dates of the grant. For awards granted in fiscal year 2023 and 2024, vesting schedules for Restricted Stock Units are 33% of the grant annually on each of the first three anniversary dates of the grant.
(3)
Based upon the closing price of our Common Stock on May 31, 2024, of $13.15.

Neogen Corporation | 2024 Proxy Statement	36

Executive Compensation

Option Exercises and Stock Vested in 2024 Fiscal Year

This table sets forth information with respect to RSUs held by the NEOs that vested during fiscal 2024. No options were exercised during fiscal year 2024.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

John E. Adent	38,112	$635,318
Douglas E. Jones	14,568	243,490
David H. Naemura	12,912	214,339
Amy M. Rocklin	9,893	165,921

(1)
Represents the closing price of our common stock on the vesting date.

Pension Benefits

The Company sponsors no defined benefit plans, therefore, none of the NEOs participates in a defined benefit plan sponsored by the Company.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY	Company Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE

John E. Adent	$142,500	$-	$12,771	$-	$155,271
Douglas E. Jones	36,897	-	2,305	-	39,202
David H. Naemura	-	-	-	-	-
Amy M. Rocklin	31,895	-	2,918	-	34,813

Potential Payments Upon Termination or Change-of-Control

Pursuant to a severance letter agreement entered into with each NEO, each NEO is entitled to certain payments and benefits (1) following specified termination events and (2) following specified termination events subsequent to a Change-of-Control (as defined in the severance letter agreement) of the Company. Under the severance letter agreements, the NEO will receive the following payments and benefits, as a matter of right, if the Company determines that (a) the NEO resigned for Good Reason (as defined in the severance letter agreement) or (b) the NEO was involuntarily terminated by the Company for reasons other than for Cause (as defined in the severance letter agreement):

•
Two times (for the CEO) or equal to (for the other NEOs) the NEO’s base salary, payable ratably over a period of 12 months, in accordance with the Company’s regular payroll practices;
•
The NEO’s Target Bonus (as defined in the severance letter agreement) for the year in which the termination occurred, in a lump sum in the first payment of the severance benefits; and
•
During the severance period (subject to specified events that would terminate such payments on an earlier date), an amount equal to the full cost of continuation coverage premiums under COBRA for the NEO.

If the NEO resigns for Good Reason or the NEO is involuntarily terminated by the Company for reasons other than for Cause, in each case within 12 months following a Change-of-Control, the NEO would receive, as a matter of right, the severance benefits described above as well as full acceleration of vesting of all outstanding equity-based awards granted to the NEO by the Company.

Neogen Corporation | 2024 Proxy Statement	37

Executive Compensation

The following table reflects the amounts that would be payable to each NEO assuming (1) the NEO’s employment was terminated for Good Reason or without Cause as of May 31, 2024, and (2) the NEO’s employment was terminated for Good Reason or without Cause as of May 31, 2024 in a situation where a Change-of-Control of the Company had occurred in the 12 months ending May 31, 2024:

	Termination for Good Reason or Without Cause (1)	Termination for Good Reason or Without Cause Within 12 Months After Change in Control (1)

John E. Adent	$2,461,292	$5,060,797
Douglas E. Jones	856,475	1,872,688
David H. Naemura	1,072,475	2,023,680
Amy M. Rocklin	673,215	1,318,472

(1)
As noted above, while the Target Bonus is paid in a lump sum, the portion of the severance benefit corresponding to the NEO’s base salary is paid over a period of 12 months; however, for purposes of presentation in this table, such amounts corresponding to the NEO’s base salary have not been present value discounted to May 31, 2024. The amounts above include base salary, target bonus, and employer cost of health and welfare benefits for length of severance. In the event of a change-of-control, all unvested equity also would accelerate as a matter of right.

The right to receive payments and benefits under the severance letter agreement is subject to the NEO’s delivery and non-revocation of a valid waiver and release of claims and any other document deemed appropriate by the Company. Payments would be delayed until the effectiveness of the release and, as required, by Section 409A of the Code. Upon a determination by the Company that the NEO has engaged in Detrimental Activity (as defined in the severance letter agreement), the payments and benefits under the severance letter agreement will cease and prior payments and benefits would be subject to recovery.

In addition to the foregoing, pursuant to the 2023 Plan, upon a termination of the NEO’s employment, the Compensation Committee has the discretion to take any action it deems to be equitable under the circumstances or in the best interests of the Company, including waiving or modifying any limitation or requirement with respect to any award made under the 2023 Plan. However, any such actions taken by the Compensation Committee are subject to the terms of the 2023 Plan and should comply with the requirements of Section 409A of the Code.

Neogen Corporation | 2024 Proxy Statement	38

Pay Versus Performance

Pay Versus Performance

The following tables provide additional compensation information regarding our NEOs, prepared in accordance with the SEC's pay versus performance disclosure regulations for fiscal years 2024, 2023, 2022, and 2021.

Pay Versus Performance (PVP) Table

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table (SCT) Total for PEO	Compensation Actually Paid (CAP) to PEO(1)	Average SCT Total for Non-PEO NEOs(2)	Average CAP to Non-PEO NEOs(3)	Neogen TSR	S&P MidCap 400 Health Care Index TSR	Net Income (in millions)	Adjusted EBITDA (Company Selected Measure) (in millions)

2024	$7,221,352	$4,499,416	$2,991,286	$2,366,175	$36.9	$109.4	$(9.4)	$213.2
2023	5,325,174	4,853,105	1,327,952	1,251,767	49.1	105.5	(20.9)	205.1
2022	4,315,427	2,315,621	1,220,774	727,779	74.3	110.8	48.3	115.4
2021	2,507,046	4,575,029	714,856	1,226,880	129.6	129.8	60.9	104.2
(1)
Amounts reported reflect CAP for Mr. Adent, as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect the actual amount of compensation earned by or paid to Mr. Adent during the applicable year. The adjustments below were made to Mr. Adent’s total compensation for each year to determine the CAP for such year in accordance with the requirements of Item 402(v) of Regulation S-K.

CEO SCT Total to CAP Reconciliation

Year	SCT Total	Reported Value of Equity Awards	Equity Award Adjustments(a)	Compensation Actually Paid

2024	$7,221,352	$6,000,000	$3,278,064	$4,499,416
2023	5,325,174	4,000,000	3,527,931	4,853,105
2022	4,315,427	2,925,547	925,741	2,315,621
2021	2,507,046	1,662,618	3,730,601	4,575,029
a)
The following table details the amounts deducted or added in calculating the equity award adjustments for our CEO, as computed in accordance with Item 402(v). The valuation assumptions used to calculate equity award fair values did not materially differ from those disclosed at the time of grant.

CEO Equity Component of CAP

Year	Awards Granted During Current Fiscal Year and Unvested at End of Year	Awards Granted in Prior Fiscal Year(s) and Unvested at End of Year	Awards Granted in Prior Fiscal Year(s) and Vested During Current Fiscal Year	Equity Adjustment Included in CAP

2024	$4,787,158	$(1,363,377)	$(145,717)	$3,278,064
2023	5,647,124	(1,100,298)	(1,018,895)	3,527,931
2022	2,731,035	(1,731,231)	(74,063)	925,741
2021	2,658,177	1,029,084	43,340	3,730,601
(2)
Reflects the average amount reported in the “Total” column of the Summary Compensation Table for our other NEOs as a group (excluding Mr. Adent) for each corresponding year. The names of each of the other NEOs (excluding Mr. Adent) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal 2024, Douglas Jones, David Naemura, and Amy Rocklin; (ii) for fiscal 2023, Douglas Jones, Steven Quinlan, Jason Lilly, David Naemura, and Amy Rocklin; and (iii) for fiscal 2022 and fiscal 2021, Douglas Jones, Steven Quinlan, Jason Lilly, and Jerome Hagedorn
(3)
Amounts reported reflect CAP for the other NEOs as a group (excluding Mr. Adent), as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect an average of the actual amount of compensation earned by or paid to the other NEOs as a group (excluding Mr. Adent) during the applicable year. The adjustments below were made for each year to determine the CAP for such year in accordance with the requirements of Item 402(v) of Regulation S-K.

Neogen Corporation | 2024 Proxy Statement	39

Pay Versus Performance

Average Other NEOs SCT Total to CAP Reconciliation

Year	SCT Total	Reported Value of Equity Awards	Equity Award Adjustments(a)	Compensation Actually Paid

2024	$2,991,286	$2,300,000	$1,674,889	$2,366,175
2023	1,327,952	776,244	725,576	1,251,767
2022	1,220,774	673,894	180,899	727,779
2021	714,856	342,362	854,386	1,226,880
a)
The following table details the amounts deducted or added in calculating the equity award adjustments for our CEO, as computed in accordance with Item 402(v). The valuation assumptions used to calculate equity award fair values did not materially differ from those disclosed at the time of grant.

Average Other NEOs Equity Component of CAP

Year	Awards Granted During Current Fiscal Year and Unvested at End of Year	Awards Granted in Prior Fiscal Year(s) and Unvested at End of Year	Awards Granted in Prior Fiscal Year(s) and Vested During Current Fiscal Year	Equity Adjustment Included in CAP

2024	$1,830,083	$(128,113)	$(27,081)	$1,674,889
2023	1,060,429	(224,528)	(110,326)	725,576
2022	617,287	(408,559)	(27,828)	180,899
2021	530,239	296,954	27,193	854,386

List of Most Important Measures

The four items listed below represent the most important metrics used to determine CAP for 2024 as further described in our Compensation Discussion & Analysis (CD&A) within the sections titled “Discretionary Annual Bonus” and “Long-Term Incentive Compensation:”

Performance Measure
Revenue
Core Revenue Growth
Gross Margin
Adjusted EBITDA

Neogen Corporation | 2024 Proxy Statement	40

Pay Versus Performance

Description of the CAP and Performance Relationship

1. Total Shareholder Return (TSR): Neogen versus S&P 400 Health Care

The graph below assumes an initial investment of $100 on May 31, 2020, in Neogen common stock and the S&P MidCap 400 Health Care Index, and assumes dividends, if any, were reinvested. As shown in the graph, Neogen’s TSR was below the S&P MidCap 400 Health Care Index in 2022, 2023 and 2024. The companies included in the S&P MidCap 400 Health Care Index are not the same as those used in our compensation benchmarking.

2. Compensation Actually Paid (CAP) versus Neogen TSR

The graph below compares Neogen’s Total Shareholder Return (TSR) to the CEO’s and Other NEOs’ Compensation Actually Paid (CAP) for the four fiscal years beginning with 2021. As shown in the graph, the CAP to the CEO and increased in 2023 before declining in 2024, while CAP to Other NEOs increased in 2023 and 2024, primarily reflecting the completion of the merger with the former 3M Food Safety Division and the resulting increase in size and complexity of the Company.

Neogen Corporation | 2024 Proxy Statement	41

Pay Versus Performance

3. CAP versus Net Income

The graph below compares Neogen’s net income to the CEO’s and Other NEOs’ Compensation Actually Paid (CAP) for the four fiscal years beginning with 2021. Net income declined in 2023, primarily as a result of transaction costs, the amortization of acquired intangibles and interest expense incurred on debt related to the merger with the former 3M Food Safety Division, before increasing in 2024. CAP to the CEO increased in 2023 before declining in 2024, while CAP to Other NEOs increased in 2023 and 2024. Neogen does not use net income as a metric in the determination of executive compensation.

Neogen Corporation | 2024 Proxy Statement	42

Pay Versus Performance

4. CAP versus Adjusted EBITDA (Company Selected Measure)

The graph below compares Neogen’s Adjusted EBITDA to the CEO’s and Other NEOs’ Compensation Actually Paid (CAP) for the four fiscal years beginning with 2021. Management defines Adjusted EBITDA as EBITDA, adjusted for share-based compensation, certain transaction fees and expenses and other non-recurring charges. Adjusted EBITDA increased each year, most notably in 2023 due to the merger with the former 3M Food Safety Division. CAP to the CEO increased in 2023 before declining in 2024, while CAP to Other NEOs increased in 2023 and 2024. While the Company uses other financial and non-financial performance measures in its compensation programs, Neogen has determined that Adjusted EBITDA is the most important performance measure used to link CAP to the CEO and Other NEOs in 2024 to the performance of the Company.

Neogen Corporation | 2024 Proxy Statement	43

CEO Pay Ratio

CEO Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our CEO. Mr. Adent has been the CEO of the Company since 2017, and served as CEO on May 31, 2024, the determination date of the median employee compensation.

The annual compensation used for this analysis included each element of compensation listed in the Summary Compensation Table in this Proxy. We annualized the total compensation for any employee on the payroll at May 31, 2024, who was not employed for all of fiscal 2024. We then ranked all of our employees (except for Mr. Adent) in terms of total compensation from highest to lowest, and identified the employee that ranked as the median. Following this methodology, the components of our pay ratio disclosure for fiscal 2024 were reasonably estimated as follows:

•
The median of the total annual compensation for all of our employees, excluding Mr. Adent, was $49,064;
•
Mr. Adent’s total compensation was $7,221,352;
•
The ratio of Mr. Adent’s compensation to the compensation of the median employee was 147:1.

The Pay Ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the ratio reported by other companies.

Neogen Corporation | 2024 Proxy Statement	44

Director Compensation

Director Compensation

This table sets forth information regarding compensation paid during fiscal 2024 to directors who were not employees.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards ($)	Total

William T. Boehm, Ph.D.	$82,500	$82,500	$82,500	$247,500
James C. Borel	105,000	82,500	82,500	270,000
Jeffrey D. Capello	72,500	82,500	82,500	237,500
Ronald D. Green, Ph.D.	77,500	82,500	82,500	242,500
Aashima Gupta	70,000	82,500	82,500	235,000
Raphael A. Rodriguez	70,000	82,500	82,500	235,000
James P. Tobin	81,250	82,500	82,500	246,250
Catherine E. Woteki, Ph.D.	73,750	82,500	82,500	238,750

(1)
Calculations use grant-date fair value based on Codification Topic 718 for the fiscal 2024 equity-based grants. For purpose of this disclosure, the calculations do not attribute the compensation cost to the requisite vesting period. For information on valuation assumptions for the option grants, see “Compensation Discussion and Analysis—Compensation Elements—Long-term Incentive Compensation.”

The outstanding equity awards held by each non-employee director as of May 31, 2024, were:

	Outstanding at May 31, 2024
Name	RSU Awards	Option Awards

William T. Boehm, Ph.D.	6,968	66,667
James C. Borel	6,968	58,501
Jeffrey D. Capello	6,212	18,416
Ronald D. Green, Ph.D.	6,968	62,947
Aashima Gupta	6,212	18,416
Raphael A. Rodriguez	6,968	25,167
James P. Tobin	6,968	58,501
Catherine E. Woteki, Ph.D.	6,968	25,167

Non-employee directors receive an annual retainer of $55,000 (paid quarterly), with the Chair of the Board paid an additional $55,000. Members of the Governance, Compensation, and Science, Technology, and Innovation committees are paid $7,500 annually for such committee service, while members of the Audit Committee receive $10,000 annually. The Chairs of the Governance, Compensation, and Science, Technology, and Innovation committees are paid an additional $7,500 annually for their service in those Chair roles, while the Chair of the Audit Committee is paid an additional $10,000 annually.

Board members receive an additional $165,000 in equity-based compensation, split equally between non-qualified options to purchase Company stock, with three-year ratable vesting and seven-year lives, and RSUs, with three-year ratable vesting. These awards are granted on the date of election to, or commencement of annual service on, the Board. In all cases, grant prices are equal to the closing price on the day of the grant. The Company does not reprice options and does not “reload”—which means the recipient is only able to exercise the number of shares in the original stock option grant.

Neogen Corporation | 2024 Proxy Statement	45

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table shows the number of shares of common stock issuable upon the exercise of outstanding stock options and RSUs, the weighted average exercise price of outstanding stock options and RSUs, and the number of shares of common stock remaining available for future issuance, excluding shares of common stock issuable upon exercise of outstanding stock options or RSUs, in each case as of May 31, 2024.

Plan Category	Securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,936,347	$20.41	17,524,971
Equity compensation plans not approved by security holders	-	-	-
Total	4,936,347	$20.41	17,524,971

Audit Committee Report

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has met with management and the independent auditors to review and discuss the Company’s audited consolidated financial statements as of and for the fiscal year ended May 31, 2024.

The Audit Committee obtained from the independent auditors the written disclosures and the letter required by applicable provisions of the Public Company Accounting Oversight Board regarding their independence. The Audit Committee has also discussed with the Company’s auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The Audit Committee has reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 16, as amended, and adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed, with and without management present, the results of the independent auditors’ examination of the Company’ consolidated financial statements.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Annual Report on Form 10-K for the fiscal year ended May 31, 2024.

Submitted by:

William T. Boehm, Ph.D. (Chair)

James C. Borel

Jeffrey D. Capello

James P. Tobin

Members of the Audit Committee

Neogen Corporation | 2024 Proxy Statement	47

Additional Information

Additional Information

Shareholder Proposals and Nominations for the 2025 Annual Meeting

Shareholder proposals intended to be presented at the 2025 Annual Meeting of shareholders and that a shareholder would like to have included in the proxy statement and form of proxy relating to that meeting must be received by the Company at its principal executive offices at 620 Lesher Place, Lansing, Michigan 48912 for consideration no later than May 16, 2025, to be considered for inclusion in the proxy statement and form of proxy related to that meeting. Such proposals of shareholders should be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.

Under the Company’s Bylaws, proposals of shareholders intended to be submitted to a formal vote (other than proposals to be included in our proxy statement) at the 2025 Annual Meeting may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than 120 days and no later than 90 days prior to the anniversary of the preceding year’s Annual Meeting; provided, however that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be given no earlier than 120 days prior to such Annual Meeting and no later than 90 days prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must contain certain information as specified in our Bylaws. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act, to the extent applicable. Assuming that our 2025 Annual Meeting is not advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2024 Annual Meeting, we must receive notice of an intention to introduce a nomination or other item of business at the 2025 Annual Meeting after June 26, 2025, and no later than July 26, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, certain specified officers, and beneficial owners of more than 10% of the Company’s common stock to file reports with respect to changes in their beneficial ownership of common stock. During fiscal 2024, based solely on review of the insiders' forms filed with the SEC during the fiscal year and written representations made by the directors and officers, none of the directors, officers, or 10% shareholders of the Company failed to comply with the requirements of Section 16(a), except as follows: There were late Form 4's filed on behalf of our NEO's and directors related to their annual grant of stock options and RSU awards. The Form 4's were filed on the third business day subsequent to the grants.

Other Actions

At this time, no other matter other than those referred to above is known to be brought before the Annual Meeting. If any additional matter(s) should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matter(s).

Notice of Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on October 24, 2024. See http://www.neogen.com/en/investor-information for a copy of the 2024 Proxy Statement and Annual Report.

Neogen Corporation | 2024 Proxy Statement	48

Additional Information

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of our Proxy Statement or the Annual Report on Form 10-K either now or in the future, please contact your bank, broker or other nominee.

Expenses of Solicitation

The cost of solicitation of proxies for the Annual Meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally, by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board,

Amy M. Rocklin

Corporate Secretary

September 13, 2024

Neogen Corporation | 2024 Proxy Statement	49

NEOGEN CORPORATION NEOGEN CORPORATION ATTN: AMY M. ROCKLIN 620 LESHER PLACE LANSING, MI 48912 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 23, 2024 for shares held directly and by 11:59 p.m. Eastern Time on October 21, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NEOG2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 23, 2024 for shares held directly and by 11:59 p.m. Eastern Time on October 21, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V55702-P16651 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NEOGEN CORPORATION For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the listed nominees: 1. Election of Directors Nominees: 01) James C. Borel 02) Jeffrey D. Capello 03) Ronald D. Green, Ph.D. The Board of Directors recommends you vote FOR the following proposals 2 and 3: For Against Abstain 2. To Approve, On An Advisory Basis, The Compensation of Named Executive Officers. 3. Ratification of Appointment of BDO USA P.C. as the Company’s Independent Registered Public Accounting Firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V55703-P16651 PROXY NEOGEN CORPORATION ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 24, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Amy M. Rocklin, with full power to appoint her substitutes, attorney and proxy to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders of Neogen Corporation to be held at 10:00 AM, ET on October 24, 2024, virtually at www.virtualshareholdermeeting.com/NEOG2024, referred to above and at any adjournment of that meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1 THROUGH 3 ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY MATTER NOT OTHERWISE COVERED HEREBY, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING. (Continued and to be signed on reverse side)